UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 21, 2024

Vanguard Green Investment Limited

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-228847	30-1089215
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm. 5, 7F., No. 296, Sec. 4, Xinyi Rd., Da’an Dist., Taipei City 106427, Taiwan (R.O.C.)

(Address of principal executive offices)

+886905153139

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(b) of the Exchange Act: N/A

Item 8.01. Other Events.

Effective at the open of business on October 16, 2024, the Financial Industry Regulatory Authority (“FINRA”) processed the Company’s requested name change to Vanguard Green Investment Limited, as previously disclosed in the Current Report on Form 8-K filed with the SEC on May 24, 2024. In connection with the name change, FINRA processed a change of the Company’s stock trading symbol from MUGH to VGES. Outstanding stock certificates for shares of the Company have not been affected by the name and symbol change; they will continue to be valid and need not be exchanged.

The name change was requested to align with the company’s new business focus in promoting Environmental, Social, and Governance (ESG) criteria. The Company is committed to integrating these criteria into its future business operations, which will focus on providing financial solutions and advisory services to “green” companies around the globe. Please visit https://www.vg-il.com to learn more.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vanguard Green Investment Limited
Date: October 21, 2024
	By:	/s/ NIU YEN YEN
	Name:	Niu Yen Yen
	Title:	Chief Executive Officer and Director